EXHIBIT 4.7




                             REUTERS GROUP PLC



                         Rules of the Reuters Group PLC

                                  International

                           SAYE Share Option Plan 1997



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     Date approved at EGM                               :         16 December 1997

     Date adopted by Board of Directors                 :         12 December 1997

     Date amendments approved at EGM                    :         24 April 2001

     Date EGM amendments adopted by the
     Board of Directors                                 :         12 February 2001

     Date latest amendments approved by SPAC            :         14 March 2005

     Expiry Date                                        :         No grants after 11 December 2007
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    The Board of Reuters Group plc reserves the right up to the time of the
    Extraordinary General Meeting on 24 April 2001 to make such amendments to the Rules of this Plan as it may consider necessary or desirable, provided that such amendments or additions do not conflict in any material respects with the details of the proposed changes to the Plan set out in the circular dated 14 March 2001 to the Shareholders of Reuters Group PLC.






           THIS DOCUMENT IS AVAILABLE FOR INSPECTION ONLY AND MAY NOT
                         BE REMOVED FROM THE OFFICES OF
               REUTERS GROUP PLC, 85 FLEET STREET, LONDON EC4P 4AJ
                     OR, AS THE CASE MAY BE, THE OFFICES OF
                THE US DEPOSITARY, 60 WALL STREET, NEW YORK 10260


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1.       Definitions



         (a) In these Rules the following words and expression have the following meanings:

                 Act                        means the Income and Corporation
                                            Taxes Act 1988.

                 Announcement Date          means the date on which the Company
                                            announces its half yearly or final
                                            results to The London Stock
                                            Exchange.

                 Associated Company         shall have the meaning it bears in
                                            paragraph 47(1) of Schedule 3 to
                                            ITEPA.

                 Board means the board of directors for the time being of the Company or the directors present at a duly convened meeting of the directors of the Company at which a quorum is present, or a committee appointed by the board of directors.

                 Bonus means the interest deemed by the Board to be payable to Participants in respect of the relevant Savings Contract.

                 Company means Reuters Group PLC registered in England number 3296375.

                 Control                    means control within the meaning of
                                            Section 840 of the Act (and
                                            "Controlled" shall be construed
                                            accordingly).

                 Date of Grant              the date on which an Option is
                                            granted under Rule 3.

                 Eligible Employee          means any person who:

                                            (i)  either is an employee or an
                                                 executive director of a
                                                 Participating Company; and

                                            (ii) was an employee or an executive
                                                 director of a Participating
                                                 Company on 31 December in the
                                                 year immediately preceding the
                                                 Invitation Date, or any other
                                                 qualifying period as the Board
                                                 may from time to time
                                                 determine.

                                            In addition, it means any person who
                                            is designated by the Board as an
                                            eligible employee, including a
                                            trustee acting on behalf of any
                                            person, provided that the person
                                            agrees to enter into a Savings
                                            Contract in accordance with the
                                            Rules.


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                 Exercise Price             the price at which Shares may be
                                            acquired in respect of each Option
                                            shall be such amount as the Board
                                            may determine in each Plan Location
                                            being not less than the greater of:

                                            (i)  80 per cent of middle market
                                                 quotation of a Share as derived
                                                 from the Daily Official List of
                                                 The Stock Exchange or such
                                                 other exchange on which the
                                                 Shares are directly or
                                                 indirectly listed on the
                                                 dealing day which immediately
                                                 precedes the relevant
                                                 Invitation Date; or

                                            (ii) in respect of Options giving a
                                                 right to subscribe for Shares,
                                                 the nominal value of a Share.

                 Group means the Company and any company for the time being under the Control of the Company whether incorporated in any part of the United Kingdom or elsewhere.

                 Invitation Date            means the date on which the Board
                                            invites Eligible Employees to apply
                                            for the grant of an Option.

                 ITEPA                      means the Income Tax (Earnings and
                                            Pensions) Act 2003.

                 The Stock Exchange         means the London Stock Exchange plc
                                            or its successor.

                 Maturity Date              means the termination date of the
                                            relevant Savings Contract.

                 Minimum Monthly
                 Contribution               means the minimum monthly limit, if
                                            any, determined by the Board for a
                                            Plan Location from time to time.

                 Maximum Monthly
                 Contribution               means the maximum monthly limit
                                            determined by the Board for a Plan
                                            Location from time to time being not
                                            more than the greater of:

                                            (i)  (pound)250 or if greater the
                                                 monthly contribution specified
                                                 in ITEPA; or

                                            (ii) 10% of the Eligible Employee's
                                                 Salary

                                            provided that for the purposes of
                                            calculating the above sterling
                                            limits in any Plan Location local
                                            currency equivalents shall be taken
                                            at a rate of conversion specified by
                                            the Board in its discretion from
                                            time to time.


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                 Option                     means the right to acquire Shares to
                                            be granted pursuant to the Plan or
                                            which has been so granted and is
                                            still subsisting.

                 Participating Company      means:

                                            (i)  the Company; and

                                            (ii) any Company which is under the
                                                 Control of the Company whether
                                                 incorporated in the UK or
                                                 elsewhere;

                                            except for those companies which are
                                            designated by the Board as
                                            non-participating companies for the
                                            purposes of the Plan.

                 Participant                any person who has been granted and
                                            still has subsisting an Option under
                                            the Plan. Reference to a Participant
                                            shall include, where the context so
                                            admits or requires, his personal
                                            representatives.

                 Plan means the Reuters Group PLC International SAYE Share Option Plan 1997 constituted for the time being and established by the Rules.

                 Plan Location              means a territory in which persons
                                            are employed by one or more
                                            Participating Companies.

                 Rules means these rules as amended from time to time in accordance with the provisions hereof.

                 Salary means the base salary of an Eligible Employee or in the case of an Eligible Employee on assignment to another company in any country but continuing employment with a
                                            Participating Company their notional
                                            home base salary as determined by
                                            the Company.

                 Savings Contract           means an agreement to save with a
                                            savings body or the Company for a
                                            period not exceeding 60 months as
                                            extended by up to six months if
                                            applicable by reason of any failure
                                            to pay a contribution on or before
                                            its due date (or any such other
                                            period as is necessary to comply
                                            with any local securities, exchange
                                            or preferential tax legislation) in
                                            accordance with the terms designated
                                            by the Board.

                 Schedules                  means the schedules to these Rules.


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                 Shares                     means fully paid ordinary shares of
                                            25 pence of the Company that comply
                                            with paragraphs 18 to 22 of Schedule
                                            3 to ITEPA.

(b) Words or expressions defined in the Act and in the Companies Acts 1985 and 1989 of England and Wales shall bear the same meanings in these Rules and where there is a conflict the definitions in the Act shall take precedence.

(c) Where the context so admits or requires words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

(d) Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time be amended or re-enacted and any statutory instrument pursuant thereto.

2.       Application for Options

         (a) The Board may, in their absolute discretion, invite applications for Options from all Eligible Employees within any Plan Location:

                 (i) during the period of 42 days immediately following the date on which the Shares are admitted to the Daily Official List of The Stock Exchange;

                 (ii) in any year during the period of 42 days immediately following an Announcement Date;

                 (iii) at any other time in the event local securities, company and tax legislation does not allow the invitation to be sent out within the period of 42 days immediately following an Announcement Date.

         (b) The Board shall determine and upon inviting applications for Options, announce in relation to that invitation:

                 (i) either the Exercise Price or the date the Exercise Price will be fixed:

                 (ii) subject to Rule 4(b) the maximum aggregate number of Shares over which Options may be granted, if any;

                 (iii) the Minimum Monthly Contribution and Maximum Monthly Contribution that may be made under the Savings Contract;

                 (iv)   the Bonus;

                 (v)    when the Option will become exercisable; and

                 (vi) the closing date for receipt by the Company of applications for the Options being not less than 14 days after the issue of the invitation.

         (c) An invitation shall be made to all Eligible Employees to apply for an Option at the relevant Exercise Price subject to the limits specified by paragraph (b)(iii) above and paragraph (f) below and shall be made by means of notices on notice boards of all

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                 Participating Companies, circulars, letters or such other
                 method as the Board may determine.

         (d) Each Eligible Employee may, before the closing date stated in the invitation, apply for an Option. Each application shall be in writing or electronically in such form as the Board may from time to time prescribe and shall:

                 (i) state the monthly amount which such Eligible Employee wishes to save under a Savings Contract;

                 (ii) state the Eligible Employee's agreement to the terms of the Savings Contract; and;

                 (iii) authorise the Board to complete and/or amend such application on behalf of the Eligible Employee in such manner as the Board may determine having regard to the requirements of paragraphs (b)(ii) and (iii) above, (f) below and Rules 3(b) and 3(c).

         (e) The number of Shares over which an Option is applied for under this Rule shall be deemed to be the whole number of Shares (rounding down) obtained by dividing the amount repayable under the relevant Savings Contract (including Bonus) by the relevant Exercise Price.

         (f) No Option shall be granted to an Eligible Employee if the contribution payable by such Eligible Employee in any month under the Savings Contract to be entered into by him in connection with the Option for which he has applied:

                 (i)    is less than the Minimum Monthly Contribution; or

                 (ii) when added to the contribution or contributions payable in such month under any other Savings Contract in respect of this Plan or any other savings related or share purchase scheme operated by the Company or any company under its Control or an Associated Company previously entered into by such Eligible Employee is greater than the Maximum Monthly Contribution.

3.       Grant of Options

         (a) Options will be granted by the Board in accordance with Rule 2 and paragraphs (b) and (c) below within a reasonable time following the Invitation Date to those Eligible Employees who have applied hereunder (and not withdrawn such application) and to no other person whatsoever provided that the person is still an Eligible Employee at the Date of Grant.

         (b) In the event that following any invitation pursuant to Rule 2 the Board receives valid applications which would result in the grant of Options over a greater number of Shares than permitted under Rule 4(b) or than specified by the Board in accordance with Rule 2(b)(ii) then the Board shall scale down pro rata the monthly contribution proposed by each Eligible Employee in excess of the Minimum Monthly Contribution (referred to in Rule 2(b)(iii)).
         (c) In the event this results in insufficient Shares to cover the Minimum Monthly Contribution (referred to in Rule 2(b)(iii)) of applicants, Options based on such


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                 Minimum Monthly Contribution shall be granted to those Eligible
                 Employees who are selected by lot.

         (d) An Option certificate will be issued in such form as the Board may from time to time prescribe and will be sent to each Participant specifying the Date of Grant, the number of Shares over which the Option is granted and the Exercise Price within 30 days after the grant of the Option.

         (e) All Options shall be deemed to be a right to subscribe for Shares in accordance with these Rules unless and until they are designated as a right to require the Company to procure the transfer of Shares, by the Company including the relevant provisions in the Option certificate or where an Option has already been granted by serving notice to that effect on the relevant Participant. Options granted in and after 2004 will only be options to subscribe for new Shares.

         (f) No Option shall be capable of transfer or assignment and if a Participant shall do or suffer any act or thing whereby he parts with or is deprived of the legal and/or beneficial ownership of an Option, that Option shall lapse.

4.       Limitation on the Issue of Shares

         (a) No Option shall be granted more than 10 years after the date of adoption of the Plan.

         (b) In respect of Options giving a right to subscribe for Shares the total number of such Shares over which Options may be granted under the Plan, when added to the number of Shares issued and remaining issuable pursuant to rights to subscribe for Shares granted under any other share option or share acquisition scheme of the Company or of Reuters Holdings PLC other than under Plan 2000 or under any sub plans to Plan 2000 during the preceding 10 years shall not exceed 10 per cent of the issued Shares from time to time on the relevant Date of Grant.

5.       Exercise of Options

         (a) Subject to Rule 8 and paragraph (b) below, Options may be exercised by a Participant only within six months following the Maturity Date of the relevant Savings Contract or if earlier within six months of:

                 (i) ceasing to hold an office or employment within the Group by reason of injury, illness, disability, redundancy or on reaching retirement age; or

                 (ii) attaining pensionable age while continuing to hold an office or employment within the Group; or

                 (iii) ceasing to hold an office or employment within the Group by reason only that:

                        (aa) his office or employment is in a company of which the Company ceases to have Control; or

                        (bb) his office or employment relates to a business or part of a business which is transferred to a person who is neither an Associated



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                                  Company of the Company nor a company of which
                                  the Company has Control; or

                 (iv) in the circumstances and within the periods specified in Rule 8.

         (b)     No Participant shall be treated for the purposes of paragraphs
                 (a)(i) and (iii) above as ceasing to hold the office or employment by virtue of which he is eligible to participate in the Plan until he ceases to hold an office or employment in the Company or any Associated Company of the Company or any company of which the Company has Control.

         (c) If a Participant dies prior to the Maturity Date of the relevant Savings Contract his Option may be exercised within the period of 12 months after the date of his death or if he dies within six months after the completion of the Savings Contract, his Option may be exercised within the period of 12 months after the completion of the Savings Contract.

         (d) No Option shall be exercisable more than thirty months after the Maturity Date of the relevant Savings Contract.

         (e) Save as provided in paragraphs (a)(i), (iii) and (iv) and (b) above an Option shall be exercised by a Participant only if at the date of exercise he is a director or employee of a company in the Group or an Associated Company.

         (f) Subject to paragraph (g) below an Option shall be exercisable once only in whole or in part during the periods referred to in paragraphs (a) and (b) above by the Participant delivering to the Secretary of the Company at the registered office of the Company notice in writing or by e-mail in such form as the Board may from time to time determine specifying the number of Shares in respect of which the Option is exercised together with the relevant remittance to be delivered in a form specified by the Board, [and any evidence of saving and termination if required by the Board]. Subject to Rule 8(c) the date of receipt by the Secretary of the Company of such notice together with such remittance shall be the date upon which the Option is deemed to be exercised.

         (g) If upon exercise of an Option the remittance as referred to in paragraph [(f)] above is less than the amount required to pay for all the Shares in respect of which the Option is exercisable the Option shall be deemed to have been exercised in respect of such whole number of Shares as may be acquired with the amount of the remittance and the Option to the extent not so deemed to be exercised shall immediately lapse.

         (h) If a Participant exercises an Option the Board may in lieu of allotting or transferring Shares in accordance with Rule 9(a) of the Scheme:

                 (i) pay to such Participant a cash sum equal to the amount by which the value of the Shares in respect of which the notice of exercise was given (calculated as the middle market quotation of The Stock Exchange for the dealing day prior to the date of exercise) exceeds the Exercise Price of those Shares; or

                 (ii) transfer to him such number of Shares as may be acquired with the cash sum calculated in accordance with (i) above at the relevant date of exercise,



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                        provided that if a payment or a transfer of Shares is
                        made to a Participant pursuant to this paragraph, he shall have no further rights in respect of the Shares for which the notice of exercise is given, and return the remittance of the Option Price.

         (i) The Participant shall pay all expenses and taxes which arise or result from the exercise of an Option or payment of cash or transfer of Shares, provided that the Company in its absolute discretion may meet any stamp duty liability arising from the exercise of an Option giving a right to require the Company to acquire Shares or any other taxes or expenses which it deems necessary.

         (j) Prior to exercise of an Option and delivery of Shares, the Participant shall have no rights to any dividends nor shall the Participant be entitled to any voting rights on any Shares represented by outstanding Options.

6.       Lapse and Surrender of Options

         (a)     An Option shall immediately lapse and cease to be exercisable:

                 (i)    as provided in Rule 3(f);

                 (ii) upon the Participant ceasing to hold an office or employment within the Group in any circumstances other than those described in Rule 5(a)(i), (iii), (iv) and
                        (b);

                 (iii) upon the expiration of any of the periods referred to in Rule 5(a), (b) and (c) (except that referred to in Rule 5(a)(ii)) and in the event of more than one period applying to an Option it shall be upon the expiry of the earlier (except as provided for in Rule 5(b));

                 (iv)   as provided in Rule 5(g);

                 (v)    as provided in Rule 8;

                 (vi)   upon the Participant:

                        (aa) making a written application to the nominated building society, bank or other savings institution for repayment under the related Savings Contract prior to the Option becoming exercisable; or

                        (bb) giving notice to the building society, bank or savings institution that he intends to stop paying contributions under the related Savings Contract; or

                        (cc) failing to pay a monthly contribution under the related Savings Contract on or before the due date on seven occasions,

                        in each case before the earliest date on which the Option becomes exercisable under Rule 5(a);

                 (vii)  upon the Participant being adjudicated bankrupt; or


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                 (viii) the date on which the resolution is passed or order is made by the Court for the compulsory winding up of the Company.

         (b) A Participant may at any time prior to the exercise thereof surrender an Option (in whole but not in part) by serving notice in writing on the Board of such intention. The surrender shall be effective from the date of receipt of such notice by the Board, upon which date the relevant Option shall immediately lapse.

         (c) It shall be a condition of the Plan that a Participant shall not be entitled to any compensation in the event of cessation, lapse or alteration of any rights under the Plan or under any Option granted pursuant thereto. No provisions of the Plan form part of any contract of employment between the Company or any Participating Company and a Participant.

         (d) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employ of the Company or any company Controlled by the Company or an Associated Company, or shall affect the right of the Company or any company Controlled by the Company to terminate the employment of any person without liability at any time with or without cause, or shall impose upon the Company or any company Controlled by the Company, the Board or their respective agents and employees any liability for any forfeiture or termination of Options which may result if that person's employment is so terminated.

7.       Adjustments

         (a) If any variation of the issued ordinary share capital of the Company shall take place then:

                 (i)    the Exercise Price; and

                 (ii)   the number of shares subject to any Option;

                 shall be adjusted in such manner and with effect from such date as the Board may determine to be appropriate (not excluding retrospective adjustments).

         (b) If an adjustment made to the Exercise Price of unissued Shares would have the effect of reducing the Exercise Price to less than the nominal value of a Share it shall only be made if and to the extent that the Board is authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price. The Board may apply such sum in paying up such amount on such Shares so that on the exercise of any Option in respect of which such a reduction shall have been made, the Board shall capitalise such sum (if any) and apply the same in paying up such amount aforesaid.

         (c) Notice of any such adjustments shall be given to participants by the Board who may call in Option certificates for endorsement or replacement.

8.       Change in Control, Reconstruction and Winding up of the Company


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         (a)     If, in consequence of any general offer made to the holders of
                 Shares or otherwise, as specified in paragraph 37 of Schedule 3 to ITEPA, any person obtains Control of the Company, then the Board shall as soon as practicable thereafter notify every Participant accordingly and each Participant shall be entitled at any time within the period of six months after such Control has been obtained but not later than six months following the Maturity Date to exercise his Option. To the extent that it has not been so exercised, any Option shall upon the expiry of such period lapse provided that if during such period any person becomes entitled or bound to acquire Shares in the Company under Sections 428 and 430F of the Companies Act 1985 and gives notice to any holders of Shares that he intends to exercise such rights the Board shall as soon as practicable thereafter notify each Participant accordingly. All Options may be exercised at any time when such person remains so entitled or bound and if not so exercised shall then cease to be exercisable but will continue to be capable of release under the provisions of Rule 8(d) until the end of the six month period pursuant to this Rule 8(a). For the purpose of this paragraph Control shall include the obtaining of control by a person and others acting in concert with him.

         (b) If under Section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other companies any Option held by a Participant may be exercised within six months of the Court sanctioning the compromise or arrangement and if not so exercised shall lapse.

         (c) If notice is duly given of a General Meeting of the Company at which a resolution will be proposed for the voluntary winding-up of the Company, Options granted under the Plan may be exercised until the expiry of one month following the passing of the resolution for such winding-up (within the meaning of Section 165 of the Insolvency Act 1986) provided that the purported exercise of an Option under this paragraph shall be of no effect if the resolution is not passed before the expiry of six months after the Maturity Date of the relevant Savings Contract. Subject thereto all Options shall lapse upon the commencement of the winding up of the Company.

         (d) Where the person mentioned in paragraphs (a) above is a company within the meaning of ITEPA or where another company has obtained Control of the Company in circumstances where Rule 5
                 (b) applies (in either case "the Acquiring Company"), any Option holder may, by agreement with the Acquiring Company and notwithstanding anything to the contrary in this Plan, release, within the appropriate period within the meaning of paragraph 38(3) of Schedule 3 to ITEPA, his rights under this Plan ("the old rights") in consideration of the grant to him of rights ("the new rights") which, within the meaning of paragraph 39 of
                 Schedule 3 to ITEPA, are equivalent to the old rights but relate to shares in a different company (whether the Acquiring Company or some other company falling within paragraph 18(b) or
                 (c) of Schedule 3 to ITEPA) and references in Rules 7, this Rule, Rule 9, 10 and 12 to the term "Shares" shall be construed accordingly with effect from the date of release and references to "the Company" and "the Board" shall, in relation to the new rights, be considered as references to the Acquiring Company or that other company and to the board of such company as the case may be.

9.       Allotment, Transfer and Listing



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         (a)     Subject to receipt of the appropriate remittance and to
                 paragraph (b) below, any Shares to be issued pursuant to the exercise of an Option will be allotted and issued, and any Shares to be transferred shall be transferred to the relevant Participant or a nominee nominated by a Participant not later than 30 days after the date of exercise of the Option. Such Shares will not carry the right to dividends paid by reference to a record date falling before the date of such exercise but otherwise will rank pari passu in all respects and form one uniform class with the Shares in issue on the date of exercise.

         (b)     (i)    Any allotment and issue or transfer of Shares hereunder
                        shall be subject to such consents (if any) of HM
                        Treasury or other authorities (whether of the United
                        Kingdom or elsewhere) as may from time to time be required and it shall be the responsibility of the Participant to obtain such consents.

                 (ii) In a case where a Participating Company is obliged to account for any tax and/or social security contributions for which the Participant is liable by reference to the exercise of an Option, any such allotment and issue or transfer of Shares shall be further subject to such company either being able to make a full withholding from the relevant Participant's remuneration, receiving payment in full from him of the full amount required to be withheld, by selling sufficient shares on behalf of the Participant to cover the full amount to be withheld, or by making any other arrangements as it considers necessary.

         (c) As soon as practicable following the exercise of an Option giving a right to subscribe to Shares the Company will apply to The Stock Exchange or such other exchange on which the Shares are directly or indirectly listed for Shares subscribed to be admitted to the Official List as soon as practicable after allotment.

10.      Availability of Shares, etc

         (a) The Company shall at all times keep available for issue sufficient authorised and unissued Shares to satisfy all rights to subscribe for Shares from time to time subsisting under Options granted pursuant to the Plan, taking account of any other obligations of the Company to allot and issue unissued Shares.

         (b) The Company shall ensure that at all times there are available for transfer sufficient existing Shares to satisfy all rights to acquire Shares from time to time subsisting under Options granted pursuant to the Plan, taking account of any other obligations of the Company to arrange for the transfer of shares.

         (c) The Company shall bear the costs of establishing and administering the Plan.

         (d) The Company shall maintain or cause to be maintained all necessary accounts and records relating to the Plan.

11.      Regulations, Amendments and Termination

         (a) The Plan shall be administered by the Board who may from time to time make such regulations not being inconsistent with these Rules as necessary. Any question concerning the interpretation of these Rules or of such regulations as aforesaid


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                 including the eligibility of a person to participate or the extent to which he shall participate or continue to participate in the Plan or as to whether an event has occurred upon which any Option has become exercisable or has lapsed or any issue relating to the Plan shall be determined by the Board in its sole discretion and such decision shall be final and binding upon both the Company and the Participant.

         (b) The Board by resolution shall be entitled to amend all or any of the provisions of the Scheme provided that:

                 (i) no amendment to the advantage of existing or future Participants will be made to Rules 4(b), and 7 and the definitions of "Eligible Employee" and "Maximum Monthly Contribution" (except for minor amendments to benefit its administration to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or the Company or members of the Participating Companies) without the prior consent of the Company in general meeting; and

                 (ii) no amendment shall be effective which would materially prejudice the interests of Participants in relating to Options already granted to them unless with such prior consent or sanction of Participants as would be required under the provisions for the alteration of class rights contained in the Articles of Association of the Company for the time being if the Shares to be allotted or transferred on the exercise of the Options constituted a separate but single class of Shares (or two or more classes of such shares according to the respective Dates of Grant as the Board may deem appropriate) and such shares were entitled to such rights.

         (c) The Board may determine to issue no further invitations or to grant no further Options and may from time to time modify or at any time suspend or terminate the Scheme (but without prejudice to Options already granted).

         (d) No Options shall be granted hereunder more than ten years after the date on which the Plan is adopted by the Company but any rights of Participants still subsisting will remain in force.

12.      Data Protection

         By participating in the Plan the Participant consents to the holding and processing of personal data provided by the Participant to the Company, any member of the Group, trustee or third party service provider for all purposes relating to the operation of the Plan. These include, but are not limited to:

         (a)     administering and maintaining Participant records;

         (b) providing information to members of the Group, trustees of any employee benefit trust, registrars, brokers, savings carrier or other third party administrators of the Plan;

         (c) providing information to future purchasers of the Company or the business in which the Participant works;

         (d) transferring information about the Participant to a country or territory outside the European Economic Area that may not provide the same statutory protection for the information as the Participant's home country.

13.      Notices

         (a) The provisions of the Company's Articles of Association for the time being with regard to the service of notices on members shall apply in the same way to any notice to be given under the Plan to a Participant.

         (b) A Participant shall not be entitled to receive copies of any notice or other document sent by the Company to its Shareholders prior to the exercise of an Option by that Participant.

14.      Governing Law

         These Rules and Options granted pursuant thereto shall be governed by and construed in accordance with English Law.

                              SCHEDULE - AUSTRALIA


1. Options shall be granted under this Australian Schedule subject to the requirements stated herein.

2. For the purposes of this Schedule the following definitions will amend or be additional to the definitions in the Rules and will take precedence over such definitions:

         Savings Contract              means an agreement to save with a bank
                                       registered in Australia in an interest
                                       bearing account for a period not
                                       exceeding 60 months as extended by up to six months if applicable by reason of any failure to pay a contribution on or before its due date in accordance with the terms designated by the Board.

3.       The following shall be added at the end of Rule 2(c) after ".... The
         Board may determine":

         "and shall include a summary of the Plan Rules."

4.       The following paragraph will be added to Rule 2:

         "(g) Within 7 days of any invitation being made to Eligible Employees the Board will submit the documents provided to Eligible Employees to the Australian Securities Commission."

5.       The following paragraph will be added to Rule 3:

         "(g) No Option shall be granted before the date an exemption has been obtained for the Savings Contract from the Australian Securities Commission."

6.       The following paragraph will be added to Rule 4:

         "(c) In respect of Options giving a right to subscribe for Shares to Eligible Employees in Australia the total number of such Shares over which Options may be granted under the Plan, when added to the number of Shares issued and remaining issuable pursuant to rights to subscribe for Shares under any other share option or share acquisition scheme of the Company or of Reuters Holdings PLC during the preceding five years shall not exceed five per cent of the issued Shares from time to time on the relevant Date of Grant."

7.       The following paragraph will be added to Rule 5:

        "(k) During the 21 days preceding the date upon which an Option becomes exercisable and throughout the period the Option remains exercisable the Board shall at the request of a Participant provide the Participant with the Exercise Price and the middle market quotation of a Share as derived from the Daily Official List of The Stock Exchange or such other exchange on which the Shares are directly or indirectly listed converted to Australian dollars."


                                SCHEDULE - CANADA

1. Options shall be granted under this Canadian Schedule subject to the requirements stated herein.

2. For the purposes of this Schedule the definition "Exercise Price" and the meaning given thereto shall be deleted and the following definition substituted therefor:

         Exercise Price                the price at which Shares may be acquired
                                       in respect of each Option being the
                                       middle market quotation of a Share as
                                       derived from the Daily Official List of
                                       The Stock Exchange or such other exchange on which the Shares are directly or indirectly listed on the dealing day which immediately precedes the relevant
                                       Invitation Date, provided that in respect of Options giving a right to subscribe for Shares it shall be the nominal value of a Share if this is greater.

                                SCHEDULE - FRANCE


1. Options shall be granted under this French Schedule subject to the requirements state herein.

2. For the purposes of this Schedule the following definitions will amend or be additional to the definitions in the Rules and will take precedence over such definitions:

         Board means the board of directors for the time being of the Company or the directors present at a duly convened meeting of the directors of the Company at which quorum is present or a committee appointed by the board of directors comprising mainly board directors.

         Eligible Employee             means any person who:

                                       (i)  either is an employee or an
                                            executive director (within the
                                            meaning of Article L.225-185 of the
                                            French Commercial Code) of a
                                            Participating Company; and

                                       (ii) was an employee or an executive
                                            director of a Participating Company
                                            on 31 December in the year
                                            immediately preceding the Invitation
                                            Date, or any other qualifying period
                                            as the Board may from time to time
                                            determine.

                                       In addition, it means any person who is
                                       designated by the Board as an eligible
                                       employee, provided that the person agrees to enter into a Savings Contract in accordance with the Rules, and provided that the person owns less than 10% of the Shares of the Company.

         Exercise Price                the price at which Shares may be acquired
                                       in respect of each Option shall be such
                                       amount as the Board may determine being
                                       not less than the greater of:

                                       (i)  80 per cent of the middle market
                                            quotation of a Share as derived from
                                            the Daily Official List of The Stock
                                            Exchange or such other exchange on
                                            which the Shares are directly or
                                            indirectly listed on the dealing day
                                            which immediately precedes the
                                            relevant Invitation Date; or

                                       (ii) in respect of Options giving a right
                                            to subscribe for Shares, the nominal
                                            value of a Share,

                                       but which in any event may not be less
                                       than 80 per cent of the average of the
                                       middle market quotations of a Share as
                                       derived from the Daily Official List of
                                       the London Stock Exchange or such other
                                       exchange on which the Shares are directly or indirectly listed for the twenty dealing days which immediately precede the relevant Date of Grant.

         Participating Company         means a subsidiary of the Company as
                                       defined in the 1966 French Companies Law
                                       Section 208-4.


3.       The following shall be added at the end of rule 2(a):

         "subject to the provision that no invitations may be made in the period of twenty dealing days after Shares are traded ex-dividend, ex-rights or ex any other distribution on The Stock Exchange or such other exchange on which the Shares are directly or indirectly listed."

4.       The following paragraph shall replace (a) of Rule 5:

         (a) Subject to Rule 8 and paragraph (b) below Options may be exercised by a Participant only within six months following the Maturity Date of the relevant Savings Contract or if earlier within:

                 (i)    six months of:

                        (aa) attaining pensionable age while continuing to hold an office or employment within the Group; or

                        (bb) ceasing to hold an office or employment within the Group by reason only that:

                                  (1) his office or employment is a company of which the Company ceases to have Control; or

                                  (2) his office or employment relates to a business or part of a business which is transferred to a person who is neither an Associated Company of the Company nor a company of which the Company has Control;

                                  (3)     it is due to injury, illness,
                                          disability or redundancy; or

                        (cc) in the circumstances and within the periods specified in Rule 8.

                 (ii) four months prior to ceasing to hold office or employment within the Group by reason of retirement.

5.       The following paragraph shall replace paragraph (c) of Rule 5:

         "(c) If a Participant dies prior to the Maturity Date of the relevant Savings Contract or within 6 months after the completion of the Savings Contract, his Option may be exercised within the period of six months after the date of his death."

6.       Rule 5(h) shall not apply to Options granted under this Schedule.

7.       Rule 8(d) shall not apply to Options granted under this Schedule.

8.       The following paragraphs will be added to Rule 9:

         "(d) Participants may not sell, transfer, assign or otherwise dispose of or be deprived of the legal ownership of the Shares acquired on the exercise of an Option under the Plan until after the fourth anniversary of the Date of Grant, except in the specific circumstances set out in paragraph (f) below.

         (e) The share certificates of the Shares acquired on the exercise of an Option under the Plan will be retained by the Company and will only be released to the Participant after the fourth anniversary of the Date of Grant, except in the specific circumstances set out in paragraph (f) below.

         (f) Notwithstanding paragraphs 9(d) and (e) above, Participants will be entitled to sell or otherwise dispose of the Shares acquired upon exercise of an Option under the Plan before the expiry of a period of 4 years from the Date of Grant in the following circumstances:

                 (i) dismissal of the Participant, provided that the Option had been exercised in accordance with the Rules and at least 3 months before the date of notification of the dismissal; or

                 (ii) forced retirement of the Participant, provided that the Option had been exercised in accordance with the Rules and at least 3 months before the date of termination of the contract of employment; or

                 (iii) disability of the Participant under the meaning of Article L.341-4 of the Social Security Code; or

                 (iv)   death of the Participant."

                                SCHEDULE - ITALY


1. Options shall be granted under this Italian Schedule subject to the requirements stated herein.

2.       The following paragraph shall be added to paragraph 2(b):

         "(vii) the maximum number of Shares over which Options may be granted to Eligible Employees of a Participating Company."

3.       Paragraph 5(h) is deleted.

                             SCHEDULE - NEW ZEALAND


1. Options shall be granted under this New Zealand Schedule subject to the requirements stated herein.

2. For the purposes of this Schedule, the following definitions will amend or be additional to the definitions in the Rules and will take precedence over such definitions:

         Participating Company         means a subsidiary of the Company.

3. The following shall be added to the end of Rule 2(c) after "... or such other method as the Board may determine":

         "but in any event shall include as part of the invitation a copy of the current rules of the Plan and a copy of the most recent Company annual report and accounts."

4.       The following paragraph will be added to Rule 3:

         "(g) No option shall be granted before the date an exemption is obtained from the Securities Commission of New Zealand for the Company and any company under the Control of the Company incorporated in New Zealand."

                                  SCHEDULE - UK


1.       Options shall be granted under this UK Schedule in accordance with
         Schedule 3 of ITEPA and so shall be subject to the requirements stated in this Schedule.

2. For the purposes of this Schedule the following definitions will amend or be additional to the definitions in the Rules and will take precedence over such definitions:

         Approval Date                 means the date [ ] on which the Scheme
                                       was formally approved by the Inland
                                       Revenue.

         Bonus means the terminal bonus payable under the relevant Savings Contract.

         Bonus Date                    means the earliest date on which the
                                       Bonus (or the maximum Bonus in the case
                                       of a seven year Option) is payable.

         Eligible Employee             means any person who satisfies the
                                       conditions set out below. The conditions are that the person:

                                       (i)   either is an employee (but not a
                                             director) of a Participating
                                             Company, or is a director of a
                                             Participating Company who is
                                             required to work for the company
                                             for at least 25 hours a week
                                             (excluding meal breaks); and

                                       (ii)  has earnings in respect of his
                                             office or employment within
                                             paragraph (i) above which are
                                             general earnings (or would be if
                                             there were any) to which Section 15
                                             or Section 21 of ITEPA applies; and

                                       (iii) has such qualifying period (if any)
                                             of continuous service (not
                                             exceeding five years prior to the
                                             Date of Grant) as the Directors may
                                             from time to time determine;

                                       In addition, it means any person who is
                                       an executive director or employee of a
                                       Participating Company who is nominated by the Directors (or is nominated as a member of a category of such executive directors or employees).

                                       However, the definition of "Eligible
                                       Employee" does not include anyone who is excluded from participation because of paragraph 11 of Schedule 3 to ITEPA (material interest provisions);





         Grantor                       means either:

                                       (i)  the Board in respect of Options
                                            granted or to be granted by the
                                            Company; or

                                       (ii) the Trustee in respect of Options
                                            granted or to be granted by the
                                            Trustee.

         Maximum Monthly
         Contribution                  means the maximum monthly limit
                                       determined by the Board from time to time being not more than the greater of (pound)250 or the monthly contribution specified in the regulations governing
                                       Savings Contracts in force from time to
                                       time which shall not be more than the
                                       amount permitted under ITEPA.

         Minimum Monthly
         Contribution                  means the minimum monthly limit, if any,
                                       determined by the Board from time to time being not less than (pound)5 per month nor greater than (pound)10 per month.

         Participating Company         means:

                                       (i)  the Company; and

                                       (ii) any company which is under the
                                            Control of the Company whether
                                            incorporated in the UK or elsewhere,

                                       except for those companies which are
                                       designated by the Board as
                                       non-participating companies for the
                                       purposes of the Plan provided such
                                       company has been notified to the Inland
                                       Revenue as a participating company.

         Plan Location                 means the United Kingdom

         Savings Contract              means a savings contract between an
                                       Eligible Employee and an approved savings authority (within the meaning of Section
                                       326 of the Act), approved by the Inland
                                       Revenue for the purposes of Schedule 3 to ITEPA, nominated by the Board for a maximum period of 60 months as extended by up to six months if applicable by reason of any failure to pay a contribution on or before its due date.

         Trustee means the trustee or trustees for the time being of any employee share ownership trust which has been or may be established from time to time by any Group Company and which is an employees' share scheme as defined in section 743 of the Companies Act 1985.

3.       Rule 3(a) will be replaced with:

         "Options will be granted by the Grantor in accordance with Rule 2 not later than:

         (i) the twenty-ninth day following the Invitation Date to those Eligible Employees who have applied hereunder (and not withdrawn such application) and to no other person whatsoever; or

         (ii) the forty-first day following the Invitation Date if the number of applications pursuant results in the Board exercising the powers of scaling down under Rules 3(b) and (c),

         provided that the person is still an Eligible Employee at the Date of Grant".

4.       The following paragraph will be added to Rule 3:

         "(g)    no Option shall be granted before the Approval Date."

5. Redundancy as referred to in Rule 5(a)(i) will have the same meaning as within the Employment Rights Act 1996.

6. Retirement as referred to in Rule 5(a)(i) will mean age 62 or any other age at which he is bound to retire in accordance with the terms of his contract of employment.

7.       Pensionable age as referred to in Rule 5(a)(ii) will be age 62.

8.       There shall be an additional paragraph to Rule 5(a) as follows:

         (v) "ceasing to hold the office or employment by virtue of which he is eligible to participate in the Plan more than three years after the relevant Date of Grant by reason of retirement in circumstances (other than those specified in sub paragraph (i) above) which entitle him to receive an immediate pension from his employing company."

9.       Rule 5(d) shall not apply to Options granted under this Schedule.

10.      Rule 5(e) will be replaced with:

         "Save as provided in paragraphs (a)(i), (iii), (iv) and (v) and (b) above an Option shall be exercised by a Participant only if at the date of exercise he is a director or employee of a Participating Company provided that, if at the Bonus Date a Participant is a director or employee of a company which is not a Participating Company but which is an Associated Company or a company of which the Company has Control, subject to sub-rule (c) above an Option held by such Participant may be exercised within six months of the Bonus Date."

11.      Rule 5(h) shall not apply to Options granted under this Schedule.

12.      The following paragraphs will be added to Rule 5:

         "(k) It is a condition of the exercise of an Option under the Scheme that the Shares acquired on such exercise shall be paid for with monies not exceeding the amount of repayment (including any Bonus or interest) made under the related Savings Contract. For this purpose repayment under the Savings Contract shall exclude the repayment of an monthly contributions, the due date for payment of which falls more than one month after the date on which repayment was made.

         (1) No Option may be exercised by a Participant who is excluded by paragraph 11 of Schedule 3 to ITEPA".

13. There shall be added at the end of Rule 7(a) after "retrospective adjustments)" the words "subject to prior Inland Revenue approval."

14. Rule 9(b)(ii) shall not apply to Options granted under this Schedule. However, for the avoidance of doubt, in circumstances where a Participant who has been granted an approved Option under this Schedule is abroad and a tax charge is triggered in the host country, Rule 9(b)(ii) will apply to enable the appropriate tax to be withheld.

15.      The following paragraphs will be added to Rule 11(b):

         "(iii) If the approved status of the Plan is to be maintained, any change to a key feature of the Rules after it has been approved under ITEPA will take effect from the later of:

         (a)     the date that the change is approved by the Inland Revenue; and

         (b) the date the Board resolve to approve the amendment. A "key feature" is any provision necessary to meet the requirements of ITEPA."

16.      (i)     In Rules 2(a), 2(b), 2(f), 3(a) 3(b) and 7(a) references to the
                 "Board" will be replaced with "Grantor with the prior approval of the Board" provided that in Rule 3(b) the first reference to the "Board" shall instead be replaced with the "Board as agent for the Grantor".

         (ii) In Rule 5(f) insert after "Secretary of the Company" the words "as agent of the Trustee" and after "Subject to paragraph (g)" the words "and paragraph (n).

17.      The following paragraph will be added to Rule 5:

         (m) Where another company has obtained Control of the Company pursuant to an arrangement or compromise sanctioned by a Court pursuant to section 425 of the Companies Act 1985, then an Option shall be exercisable in whole or in part by delivering written notice and remittance to the Secretary of the Company as agent for the Trustee as specified in Rule 5(f) only in so far as the trustee holds sufficient Shares to satisfy an Option. For the purposes of this Rule the Trustee shall be deemed to satisfy each Option so exercised in the order in which the relevant written notice and remittance are received by the Secretary of the Company and where written notices and remittances in respect of more than one such Option are received by the Secretary of the Company at the same time the Trustee shall be deemed to satisfy such proportion of those Options as they have sufficient Shares available to satisfy (treating notices and remittances received from all Optionholders in the same manner). In so far as the Trustee does not hold sufficient Shares to satisfy all such Options then an Option shall be exercisable in whole or in part by delivering written notice and remittance to the Secretary of the Company in the same manner as described in Rule 5(f) however with the Secretary of the Company acting as principal and not as agent for the Trustee.

18.      The following paragraph will be added to Rule 5:

         "(n) Notwithstanding paragraph 5(i) above the Company shall meet any stamp duty liability arising on the exercise of an option".







                            SCHEDULE -- UNITED STATES

1. Options shall be granted under this US Schedule subject to the requirements stated herein.

2. For the purposes of this Schedule the following definitions will amend or be additional to the definitions in the Rules and will take precedence over such definitions:


                              means American Depositary Receipts evidencing ADSs
ADRs
ADSs means American Depositary Shares, each of which currently represents six (6) shares

Bonus                             (i)  means in the case of all Options, the
                                       interest deemed by the Board to be
                                       payable to Participants in respect of the relevant Savings Contract, and (ii) shall include, in the case of Incentive Stock
                                       Options equal to 20% of the Exercise
                                       Price of such Incentive Stock Options.

Code Means the US Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

Eligible Employee            Means any person who at the relevant Invitation
                             Date is an employee of a Participating Company who:

                                  (a)  is on a US payroll, or is employed
                                       outside the US but is considered US-based for benefits purpose
                                  (b) was an employee or an executive director of a Participating Company on 31 December in the year immediately preceding the Invitation Date, or any other qualifying period as the Board may from time to time determine;
                                  (c)  is scheduled to work 17.5 hours or more
                                       per week;
                                  (d)  is not actively contributing to Reuters
                                       America Inc. Employee Stock Purchase
                                       Plan; and
                                  (e)  is not (1) a foreign national on
                                       temporary assignment in the US or (2) a
                                       person included in a unit of employees
                                       covered by a collective bargaining
                                       agreement that does not expressly provide for participation in the plan.

Exercise Price               The price at which Shares or ADSs may be acquired
                             in respect of an Option, determined as follows;

                                  (a) in the case of an Incentive Stock Option, the Exercise Price shall be equal to the Fair Market Value of the Shares or ADSs as the case may be, on the relevant Date of Grant; and
                                  (b)  in the case of a Non-qualified option,
                                       the Exercise Price shall be such amount
                                       as the Board may determine being not less that 80% of the Fair Market Value of the Shares or ADSs, as the case may be, on the trading day immediately preceding the relevant Invitation Date.

Fair Market Value            Means as of any given day;

                                  (a) in the case of Shares, the middle market quotation of a Share on the relevant date derived from the Daily Official List of The London Stock Exchange or such other exchange on which the Shares are then directly on indirectly listed.
                                  (b)  in the case of ADSs, the average of the
                                       reported high and low sale prices of an
                                       ADS on the relevant date on the on The
                                       Nasdaq Stock Market or such other
                                       exchange on which the ADRs are the
                                       directly or indirectly listed.

First Exercise               Means, in any calendar year, the date on which an
Date                         Option first becomes exercisable by a Participant.

Incentive                    Stock Means an Option that is intended to qualify
Option                       as an "incentive stock option" under Section 422 of
                             the Code or any successor provision.

Non-qualified                Means an Option that does not qualify as an
Option                       Incentive Stock Option

Option Means the right to acquire Shares or ADSs granted pursuant to the Plan. The term "Option" shall include Options granted as Incentive Stock Options and Options granted as Non-qualified Options.

Shares Means fully paid ordinary shares of 25 pence of the Company that comply with paragraphs 10-14 of
                             Schedule 9 to the Act. Unless the context otherwise requires, the term "Shares" includes Shares represented by ADSs.

2.       The following paragraph will be added to Rule 2(b);
         "(vii) whether the option is intended to qualify as an Incentive Stock Option or is a Non-qualified Option"

3. Rule 2(e) is amended to add the words "or ADSs" after the word "Shares" in both places in which it appears.

4. Rule 4(b) is amended (ad) to add "(i)" between the words "exceed" and "10 per cent", and (b) to add the following at the end of the paragraph; "or (ii) in the case of Incentive Stock Options, 142,237, 527 Shares."

5.       The following paragraphs will be added to Rule 4:

         "(c) To the extent required to qualify for "Incentive Stock Option" treatment under section 422 of the Code, the aggregate Fair Market Value (determined as of the First Exercise Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and/or any other share option plan of the Company or any subsidiary corporation (within the meaning of Section 424 of the Code) shall not exceed $100,000."

         "(d) No option which is intended to qualify for "Incentive Stock Option" treatment under section 422 of the Code shall be granted to any employee who, on the relevant Date of Grant, owns Shares (or ADSs) possessing more that 10 per cent of the total combined voting power of all Shares on such date."

6. Rule 5(h)(i) is amended by adding after the words "date of exercise" the following: "or, in the case of an Option to purchase ADSs, calculated as the last reported sale price of an ADS on The Nasdaq Stock Market for the dealing day prior to the date of exercise)".